UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2025, ORIC Pharmaceuticals, Inc. (the “Company”), issued a press release announcing its financial results for the fiscal quarter ended June 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 12, 2025, the Company initiated a strategic pipeline prioritization to focus operational and financial resources on the continued advancement of its two lead clinical programs, ORIC-944 and ORIC-114. This initiative will result in a substantial decrease in preclinical research, primarily from the elimination of the Company’s discovery research group. This will result in an approximately 20% workforce reduction and the Company expects to incur a one-time cost of approximately $1.9 million primarily related to termination benefits, including severance and healthcare-related benefits. The Company estimates that the workforce reduction will be substantially complete in the third quarter of 2025 and that the majority of the related charges will be recognized in the Company’s financial results of operations for the third quarter of 2025.

The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the implementation of the workforce reduction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements, including statements relating to the Company’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the plans and expectations regarding the Company’s business, the Company’s strategic pipeline prioritization, the anticipated timing and details of the reduction in workforce and the expected impacts, charges, timing and costs associated with the reduction in workforce that the Company expects to incur. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Such statements are subject to numerous important risks and uncertainties that may cause actual events or results to differ materially from expectations. Information regarding the Company's risks may be found in the section entitled “Risk Factors” in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2025, and the Company's future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update its forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 12, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: August 12, 2025	By:	/s/ Dominic Piscitelli
Dominic Piscitelli Chief Financial Officer